News from

Buckeye

FOR IMMEDIATE RELEASE

Contacts:                      Steve Dean, Senior Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES SECOND QUARTER 2012 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN January 9, 2012 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, January 25, 2012 at 10:00 a.m. Central (11:00 Eastern) to discuss second quarter 2012 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through February 25, 2012.

In addition, persons interested in listening by telephone may dial in at (888) 287-5563 within the United States.  International callers should dial (719) 325-2436. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.
The passcode is 4455225.  This replay will be available until 1:00 p.m. CT February 8, 2012.

A press release will be issued via Business Wire after the market closes on January 24.
If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.